UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2007

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2007, Joe Tucci, Chairman, President and Chief Executive Officer of EMC Corporation (“EMC” or the “Corporation”), entered into a pre-arranged stock trading plan established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and EMC’s policies regarding stock transactions. Under the terms of the plan, Mr. Tucci may sell up to 281,549 shares of EMC common stock during the remainder of the current quarter and may sell up to 889,316 shares during the first half of fiscal year 2008. Mr. Tucci adopted the plan as part of a long-term strategy to gradually diversify his investments in a disciplined manner.

Certain other executive officers of the Corporation have also entered or will soon be entering into trading plans established in accordance with Rule 10b5-1 and EMC’s policies regarding stock transactions. Under the terms of these plans, the officers may sell shares of EMC common stock during the first half of fiscal year 2008. Other directors and executive officers of the Corporation may enter into similar trading plans from time to time.

Rule 10b5-1 permits individuals who are not aware of material, non-public information to establish pre-arranged plans to sell company stock under specified conditions and times. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time. Any sales executed on behalf of Mr. Tucci or the other directors or executive officers of the Corporation will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: November 9, 2007